AGILYSYS FISCAL 2020 FIRST QUARTER REVENUE RISES 12.9% TO RECORD $38.4 MILLION

Fifth Consecutive Quarter of Record Revenue Includes Record Recurring Revenue of $20.1 Million,
Inclusive of 24% Growth in Subscription Revenue

Reports Record Adjusted EBITDA of $3.2 Million

Alpharetta, GA - July 25, 2019 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2020 first quarter ended June 30, 2019.

Summary of Fiscal 2020 First Quarter Financial Results

•	Total net revenue increased 12.9% to a record $38.4 million, compared to total net revenue of $34.0 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were a record $20.1 million, or 52.3% of total net revenue, compared to $17.9 million, or 52.7% of total net revenue, for the same period in fiscal 2019. Subscription revenues increased 24% year over year and comprised 35% of total recurring revenues, compared to 32% of total recurring revenues in the first quarter of fiscal 2019.

•	Gross margin was 52.1% in the fiscal 2020 first quarter, compared to 52.6% in the comparable prior-year period.

•
Net loss in the fiscal 2020 first quarter was $(1.6) million, or $(0.07) per diluted share, compared to a net loss of $(1.7) million, or $(0.08) per diluted share, in the comparable prior-year period. The comparable prior-year period included a benefit of $2.1 million of software development costs capitalization that did not occur in the fiscal 2020 first quarter.

•
Adjusted EBITDA (non-GAAP) was a record $3.2 million, compared to $3.1 million in the comparable prior-year period. As described below, due to a change in software development and deployment practices that went into effect in the fiscal 2019 second quarter, the fiscal 2020 first quarter did not have the benefit of capitalizing software development costs. Assuming no software development costs were capitalized in the fiscal 2019 first quarter, Adjusted EBITDA in the fiscal 2020 first quarter of $3.2 million would compare to $1.0 million in the fiscal 2019 first quarter (see reconciliation below).

•	Free cash flow (non-GAAP) in the fiscal 2020 first quarter was ($2.5) million, compared to free cash flow of $(4.2) million in the fiscal 2019 first quarter (see reconciliation below).

As previously reported, in the fiscal 2019 second quarter the Company adopted agile development and deployment practices across all of its products, allowing for significantly reduced time between the design of new products and their distribution in the market. As a result, there were no product development costs capitalized in the fiscal 2020 first quarter. The result of this change increased the amount of product development costs included in operating expenses. A reconciliation table in the back of this release provides a comparison of the previously reported fiscal 2019 first quarter Adjusted EBITDA to a presentation that incorporates all software development costs as if they were not capitalized in both periods.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “The past three quarters have been among our best sales quarters ever with our sales momentum driving strong revenue growth once again. The fiscal 2020 first quarter was our fourth consecutive quarter of double-digit revenue growth and fifth consecutive quarter of record revenue. Recurring revenue grew 12% year over year to a record $20.1 million, inclusive of a 24% increase in subscription revenue. Backed by continuing growth in our product development strength, relentless focus on product and technology innovation and elevated focus on world class customer service, we are achieving growing traction in our Hotels, Resorts and Cruise (HRC) vertical and Food Service Management (FSM) vertical, as well as in our international markets. Given our already strong market presence in the gaming industry, growth in these other areas is making our business momentum increasingly more broad-based.

“We continue to drive increased investments in R&D and in Services and Support without sacrificing profitability growth. Adjusted EBITDA for the fiscal 2020 first quarter was a record $3.2 million. This is notable given we generated the record Adjusted EBITDA in the quarter despite not having the benefit of capitalizing software development costs, which was the required practice in periods prior to the fiscal 2019 second quarter.

“We remain confident that our improving talent levels, product and technology capabilities and the increased confidence our customers have in our ability to develop, implement and support world class hospitality software solutions that help them improve their guest experience and increase guest loyalty, will continue to help drive our future top line and Adjusted EBITDA growth. We serve an extraordinarily large market relative to our current size and believe that we have established a strong foundation to continue building shareholder value regardless of any possible changes in broader macroeconomic conditions.”

Fiscal 2020 Outlook
Agilysys today reiterated its forecast for fiscal 2020 full year revenue growth of approximately 11%, compared to fiscal 2019 revenue of approximately $141 million. In addition, the Company expects to record an approximate 25% improvement in Adjusted EBITDA (non-GAAP measure) in fiscal 2020, compared to fiscal 2019 Adjusted EBITDA of approximately $10 million. Agilysys also expects fiscal 2020 free cash flow will be significantly more than the $1.7 million of free cash flow generated in fiscal 2019.

The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, less capitalized software development costs. Management believes free cash flow is another meaningful measure of the Company’s operating performance.

Tony Pritchett, Chief Financial Officer, commented, “The fiscal 2020 first quarter operating results represent a strong start to the year and reinforces the confidence we have in our ability to achieve revenue and Adjusted EBITDA growth over the full year. Our guidance for full year revenue growth of 11%, Adjusted EBITDA growth of approximately 25%, as well as for a significant improvement in free cash flow, reflects our focus on achieving sustainable profitable revenue growth. The record levels of total revenue, recurring revenue, professional services revenue and Adjusted EBITDA reinforce our confidence in our future. With our improving product portfolio, prudent investments in R&D, improvement in our operating processes and a company-wide commitment to excellence, we are well positioned to achieve continued consistent growth in our financial results.”

2020 First Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, July 25, 2019, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 4999811. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our guidance relating to revenue, Adjusted EBITDA and free cash flow, and statements we make regarding continuing business momentum and improvements in financial results and shareholder value.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, Adjusted EBITDA less capitalized software development costs, Adjusted Earnings from Operations, product development plus capitalized software development costs, and free cash flow. Management believes that such information can enhance investors’ understanding of the company’s ongoing operations. See the accompanying table below for a definition and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys
Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative guest-centric technology solutions for gaming, hotels, resorts and cruise, corporate foodservice management, restaurants, universities, stadia and healthcare. Agilysys offers the most comprehensive software solutions in the industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications, to manage the entire guest journey. Agilysys is known for its leadership in hospitality, its broad product offerings and its customer-centric service. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth and increase operational efficiencies. Agilysys operates across North America, Europe, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:
Dave Wood
VP, Corporate Strategy and Investor Relations
Agilysys, Inc.
770-810-7920 or investorrelations@agilysys.com

Richard Land, Norberto Aja
JCIR
212-835-8500 or agys@jcir.com
- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	June 30
	2019	2018

Net revenue:
Products	$10,869	$9,080
Support, maintenance and subscription services	20,082	17,929
Professional services	7,438	6,998
Total net revenue	38,389	34,007
Cost of goods sold:
Products (inclusive of developed technology amortization)	8,623	7,130
Support, maintenance and subscription services	4,181	4,074
Professional services	5,571	4,914
Total cost of goods sold	18,375	16,118
Gross profit	20,014	17,889
Gross profit margin	52.1%	52.6%
Operating expenses:
Product development	10,064	7,089
Sales and marketing	4,498	4,754
General and administrative	5,874	6,005
Depreciation of fixed assets	213	606
Amortization of intangibles	678	543
Restructuring, severance and other charges	231	440
Legal settlements	—	91
Total operating expense	21,558	19,528
Operating loss	(1,544)	(1,639)
Other (income) expense:
Interest (income)	(80)	(55)
Interest expense	1	3
Other expense, net	85	198
Loss before taxes	(1,550)	(1,785)
Income tax expense (benefit)	25	(49)
Net loss	$(1,575)	$(1,736)

Weighted average shares outstanding	23,212	23,095

Loss per share - basic and diluted:
Loss per share	$(0.07)	$(0.08)

Weighted average shares outstanding - diluted	23,212	23,095

Net loss per share - diluted:
Net loss per share	$(0.07)	$(0.08)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	June 30	March 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$37,233	$40,771
Accounts receivable, net of allowance for doubtful accounts of $760 and $788, respectively	25,690	27,000
Contract assets	3,888	2,921
Inventories	1,483	2,044
Prepaid expenses and other current assets	5,155	6,272
Total current assets	73,449	79,008
Property and equipment, net	15,067	15,838
Operating leases right-of-use assets	13,379	—
Goodwill	19,622	19,622
Intangible assets, net	8,427	8,438
Software development costs, net	31,392	34,567
Other non-current assets	6,112	6,118
Total assets	$167,448	$163,591

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,469	$4,718
Contract liabilities	35,589	38,669
Accrued liabilities	9,474	14,892
Operating lease liabilities, current	4,202	—
Finance lease obligations, current	22	22
Total current liabilities	53,756	58,301
Deferred income taxes, non-current	866	861
Finance lease obligations, non-current	33	35
Operating lease liabilities, non-current	11,539	—
Other non-current liabilities	1,331	3,772
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,680,171 and 23,501,193 shares outstanding at June 30, 2019 and March 31, 2019, respectively	9,482	9,482
Treasury shares, 7,926,660 and 8,105,638 at June 30, 2019 and March 31, 2019, respectively	(2,379)	(2,433)
Capital in excess of stated value	1,698	781
Retained earnings	91,476	93,051
Accumulated other comprehensive loss	(354)	(259)
Total shareholders' equity	99,923	100,622
Total liabilities and shareholders' equity	$167,448	$163,591

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2019	2018
Operating activities
Net loss	$(1,575)	$(1,736)
Adjustments to reconcile net loss to net cash used in operating activities
Net restructuring, severance and other charges	(11)	15
Net legal settlements	—	91
Depreciation	213	606
Amortization	678	543
Amortization of developed technology	3,175	2,663
Deferred income taxes	5	28
Share-based compensation	482	409
Change in cash surrender value of company owned life insurance policies	(4)	(4)
Changes in operating assets and liabilities	(4,876)	(3,978)
Net cash used in operating activities	(1,913)	(1,363)

Investing activities
Capital expenditures	(571)	(744)
Capitalized software development costs	—	(2,132)
Investments in corporate-owned life insurance policies	(2)	(2)
Net cash used in investing activities	(573)	(2,878)

Financing activities
Repurchase of common shares to satisfy employee tax withholding	(1,026)	(495)
Principal payments under long-term obligations	(2)	(30)
Net cash used in financing activities	(1,028)	(525)
Effect of exchange rate changes on cash	(24)	(101)
Net decrease in cash and cash equivalents	(3,538)	(4,867)
Cash and cash equivalents at beginning of period	40,771	39,943
Cash and cash equivalents at end of period	$37,233	$35,076

AGILYSYS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EARNINGS FROM OPERATIONS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2019	2018

Net loss	$(1,575)	$(1,736)
Income tax expense (benefit)	25	(49)
Loss before taxes	(1,550)	(1,785)
Depreciation of fixed assets	213	606
Amortization of intangibles	678	543
Amortization of developed technology	3,175	2,663
Interest (income), net	(79)	(52)
EBITDA (a)	2,437	1,975
Share-based compensation	482	409
Restructuring, severance and other charges	231	440
Other non-operating expense	85	198
Legal settlements	—	91
Adjusted EBITDA (b)	$3,235	$3,113
Capitalized software development costs	—	(2,132)
Adjusted EBITDA less capitalized software development costs (c)	3,235	981
Capital expenditures	(571)	(744)
Adjusted Earnings from Operations (d)	$2,664	$237

Product development (operating expenses)	$10,064	$7,089
Capitalized software development costs	$—	$2,132
Product development plus capitalized software development costs (e)	$10,064	$9,221

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest expense, depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(c) Adjusted EBITDA less capitalized software development costs, a non-GAAP financial measure, is defined as Adjusted EBITDA, less capitalized software development costs

(d) Adjusted Earnings from Operations, a non-GAAP financial measure, is defined as Adjusted EBITDA less capitalized software development costs, less capital expenditures

(e) Product development plus capitalized software development costs, a non-GAAP financial measure, is defined as total product development costs plus capitalized software development costs

AGILYSYS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2019	2018

Net cash used in operating activities	(1,913)	(1,363)
Capital expenditures	(571)	(744)
Capitalized software development costs	—	(2,132)
Free cash flow (a)	(2,484)	(4,239)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures, less capitalized software development costs